Exhibit 10.4

SECURITY AGREEMENT

This Security Agreement dated as of February 21, 2020 made by Permex Petroleum Corporation (“Grantor”) in favour of __________________________________________ (“Investor”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Secured Debenture Purchase Agreement between Grantor and Investor dated February 21, 2020.

WHEREAS

A.	Pursuant to the Agreement, by and among the Grantor and the Investor and the related Debenture, Investor has agreed to make an advance of $100,000.00 and to extend certain financial accommodations to the Grantor in the amount and in the manner set forth in the Agreement and the Debenture (collectively, the “Investment”).

B.	The Investor is willing to make the Investment to the Grantor only upon the condition, among others, that Grantor shall have executed and delivered to the Investor this Security Agreement.

NOW THEREFORE in order to induce the Investor to make the Investment and for the other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Grantor hereby represents, warrants, covenants and agrees as follows:

1.	Secured Obligations. The Grantor agrees to pay the Investor all of the unpaid principal amount of, and accrued interest on, the Debenture, in accordance with the terms thereof, and all other indebtedness, liabilities and obligations of the Grantor to the Investor, whether now existing or hereafter incurred, arising out of or in connection with the Agreement, the Debenture or this Security Agreement (“Secured Obligations”).

2.	Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations and in order to induce the Investor to cause the investment to be made, the Grantor hereby, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Investor, for the benefit of the Investor, and hereby grants to the Investor, a security interest in all of Grantor’s right, title and interest in the Properties (as defined in the Agreement) together with all engineering reports and intellectual property related to, or generated by the Corporation in connection with, the Properties (collectively called the “Collateral”). The Properties include all of the oil and gas assets, Working Interest and Royalty Interest that the company owns as of the date of this agreement.

3.	Representations and Warranties. The Grantor hereby represents and warrants to the Investor that except for the security interest granted under this Security Agreement, the Grantor will be, upon purchase of the Property, the sole legal and equitable owner of the Collateral in which it purports to grant a security interest hereunder, having good, marketable title thereto and that the investor shall have a valid, binding and enforceable lien and/or security interest in and to the Collateral.

4.	Covenants. The Grantor covenants and agrees with the Investor that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

4.1 Further Assurances. At any time and from time to time, upon the written request of the Investor, and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Investor may reasonably deem desirable to obtain the full benefit of this Security Agreement. At the request of the Investor, the Grantor shall execute all necessary documentation to perfect the registration in Canada or the US, of the Secured Obligations and the Collateral by giving 20 days written notice.

4.2 Maintenance of Records. The Grantor shall keep and maintain at its own cost and expense satisfactory and complete record of the Collateral. The Grantor shall allow reasonable access to such records upon reasonable notice from Investor.

4.3 Collateral. The Grantor agree that they will not, without the prior written consent of the Investor, consent to, permit or suffer or occur any sale, transfer, hypothecation, lien, or use of any of the Collateral adversely affecting the interest of the Investor therein.

5.	Rights and Remedies Upon Default. If any Event of Default shall occur and be continuing, the Investor shall have the right to take title to, seize, assign, sell and otherwise dispose of the Collateral, either at public or private sale, for cash, credit or otherwise, with or without representations and warranties, and upon such terms as shall be reasonable unless they were precluded in doing so by another investor involved in the Financing, and the Investor may bid or become the purchaser at such sale, and such Investor shall have the right at its option to apply or credit the amount of all or any part of the Secured Obligations owing to it against the purchase price bid by it at any such sale. If Notification to the Grantor of any intended disposition by the Investor of any of the Collateral is required by applicable law, such notification will be deemed to have been reasonable and proper if given at least thirty (30) days prior to such disposition.

6.	Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition by filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of investors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any oblige of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.	Miscellaneous.

7.1	No Waiver; Cumulative Remedies.

(a) The Investor shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof of the exercise of any other right or remedy.

(b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Investor.

7.2 Termination of This Security Agreement. This Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

7.3 Successor and Assigns. This Security Agreement shall be binding upon the successors of Grantor and Investor and may not be assigned by any party.

7.4 Counterparts. This Security Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5 Titles and Subtitles. The titles of the sections and subsections of this Security Agreement are not to be considered in construing this Security Agreement.

7.6 Severability. In case any provision of this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.7 Agreement is Entire Contract. This Security Agreement, together with the Debenture, the Agreement, and the Investor Questionnaire constitutes the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in the Security Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Security Agreement, except as expressly provided herein.

7.8 Relationship of Certain Rights and Obligations. The repayment of the Investment does not diminish, curtail, amend, alter, or otherwise change Grantor’s obligations to repay the investment.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first set out above.

		)	Date: February 21, 2020
WITNESSED	BY:	)
		)	Permex Petroleum Corporation
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		)	Mehran Ehsan , CEO
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WITNESSED	BY:	)
		)	Date: February 21, 2020
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		)	Mehran Ehsan
		)	Full Legal Name of Investor (Please Print)
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)
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		)	Signature of Investor or Authorized Representative
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